Exhibit 23.2

KPMG LLP	Telephone	(514) 840-2100
Chartered Accountants	Fax	(514) 840-2187
600 de Maisonneuve Blvd. West	Internet	www.kpmg.ca
Suite 1500
Montréal Québec H3A 0A3

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

The Board of Directors

Birks & Mayors Inc.

We consent to the incorporation by reference in the Registration Statement on Form F-3 of Birks & Mayors Inc. of our report dated July 12, 2010, with respect to the consolidated balance sheets of Birks & Mayors Inc. and subsidiaries as of March 27, 2010 and March 28, 2009, and the related consolidated statements of operations, stockholders’ equity and cash flows, for the years ended March 27, 2010, March 28, 2009 and March 29, 2008, which appears in the March 27, 2010 Annual Report on Form 20-F of Birks & Mayors Inc., and to the reference to our firm under the heading “Experts” in this Registration Statement.

/s/ KPMG LLP
Chartered Accountants
Montreal, Canada

March 25, 2011

KPMG LLP is a Canadian limited liability partnership and a member firm of the KPMG network of independent member firms affiliated with KPMG

International Cooperative (“KPMG International”), a Swiss entity. KPMG

Canada provides services to KPMG LLP.